UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 16, 2021
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road, Palo Alto, California	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 17, 2021, Yoky Matsuoka informed HP Inc.’s (the “Company”) Board of Directors (the “Board”) that, for personal reasons, she does not intend to stand for re-election as a Director at the Company’s next annual meeting of stockholders (the “Annual Meeting”), which is expected to be held in April 2021. Ms. Matsuoka will complete her current term as a Director, which expires at the Annual Meeting.

On February 16, 2021, Stacey Mobley informed the Board that, for personal reasons, he does not intend to stand for re-election as a Director at the Annual Meeting.  Mr. Mobley will complete his current term as a Director, which expires at the Annual Meeting.

The Board and management team supports the personal decisions of Ms. Matsuoka and Mr. Mobley and thanks them both for their years of service and the guidance they have provided during their tenure.

(c) On February 17, 2021, the Company announced that Marie Myers, currently serving as acting Chief Financial Officer of the Company, has been named Chief Financial Officer of the Company, effective February 17, 2021.  Ms. Myers, 52, has served as acting Chief Financial Officer since October 2020 and as Chief Transformation Officer since June 2020.  Previously she served as Chief Digital Officer from March 2020 to June 2020.  Prior to rejoining the Company, she was the Chief Financial Officer of UiPath, a robotic process automation company, from December 2018 to December 2019.  Prior to UiPath, Ms. Myers served as Global Controller from December 2015 to December 2018 and finance lead during the separation of Hewlett-Packard Company into HP and Hewlett Packard Enterprise Company from October 2014 to August 2015, in addition to other finance-related roles at Hewlett-Packard Company.

In connection with her appointment, and effective February 17, 2021, Ms. Myers will receive an annual base salary of $700,000, a target annual cash bonus under the Company’s Pay-For-Results program of 135% of her annual base salary, and other customary benefits, including annual equity grants, that are generally available to the Company’s other senior executives.  In addition, Ms. Myers has been awarded a one-time equity award with a February 17, 2021 grant date fair value of $1,000,000, consisting of restricted stock units that vest ratably over three years, beginning on the first anniversary of the grant date.  If Ms. Myers is terminated by the Company without cause, she will be eligible to receive severance benefits provided under the Severance and Long-Term Incentive Change in Control Plan for Executive Officers, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: February 19, 2021	By:	/s/ HARVEY ANDERSON
	Name:	Harvey Anderson
	Title:	Chief Legal Officer and Secretary